ClearOne Reports Third Quarter 2020 Financial Results

●	Overall revenue grows by 40% year-over-year
●	Overall revenue grows by 32% quarter-over-quarter sequentially
●	Video products and Beamforming Microphone Array Ceiling Tile based solutions drive year-over-year and sequential revenue growth

SALT LAKE CITY, UTAH – November 16, 2020 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three and nine month periods ended September 30, 2020.

"We achieved outstanding sequential and year-over-year revenue growth thanks to our appealing video products and innovative BMA based solutions. Our revenue growth amidst a global pandemic demonstrates the resilience of our product portfolio. Our wide-ranging suite of audio and video solutions are well suited for traditional offices as well as the burgeoning work-from-home remote offices," said Zee Hakimoglu, CEO and Chair of ClearOne.

"Last month, we introduced the BMA 360, our new flagship Beamforming Microphone Array in ceiling tile format. We believe that it has set an audio performance standard that is unrivalled in the industry and that is far superior to any other BMA solution in the market. The BMA 360 is based on a dramatically new approach to beamforming that provides a new beam topology to easily achieve distortion-free, full 360-degree coverage of any room shape and any seating arrangement using ClearOne Audio Intelligence™. The integrated features in the BMA 360 significantly reduce system design complexity, simplify installation, consume less rack space, and lower system cost," Hakimoglu added.

"On September 1, 2020, the U.S. District Court of the Northern District of Illinois held that 'Shure has violated the preliminary injunction order and is found in contempt because it designed the MXA910-A in such a way that allows it to be easily installed flush in most ceiling grids.' The Court also opined that, '[t]he record is clear and convincing that Shure-through its design choices-violated the injunction order by allowing integrators to install the MXA910-A in the enjoined flush configuration.' Ultimately, the Court ordered that 'Shure shall no longer manufacture, market, or sell the MXA910-A ... .'  Though Shure has filed for appeal, this order of contempt is a significant victory for ClearOne in our resolute effort to hold Shure accountable for its action and to enforce our hard-earned intellectual property rights. Our motion to accuse Shure’s MXA910-US of infringing the ’806 Patent is still pending with the Court," Hakimoglu concluded.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Revenue in Q3 2020 was $8.4 million, compared to $6.0 million in Q3 2019 and million $6.4 in Q2 2020. The increase in year-over-year as well as sequential revenues was mainly due to the increase in revenue from video products, personal audio conferencing products and beamforming microphone array products. Despite this revenue growth in Q3 2020, revenue from our audio conferencing products and microphones are far below the levels prior to infringement of our patents.

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GAAP gross profit in Q3 2020 was $3.5 million compared to $2.5 million in Q3 2019 and $2.6 million in Q2 2020. GAAP gross profit margin was 41.8% in Q3 2020, compared to 42.3% in Q3 2019 and 41.2% in Q2 2020. Gross profit margin remained fairly consistent through the compared periods.

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Operating expenses in Q3 2020 were $4.7 million, compared to $4.6 million in Q3 2019 and $4.5 million in Q2 2020. Non-GAAP operating expenses in Q3 2020 were $4.2 million, compared to $4.2 million in Q3 2019 and $4.0 million in Q2 2020. The sequential increase in operating expenses is mainly due to the increase in commissions paid to employees and independent reps.

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GAAP net loss in Q3 2020 was $1.3 million, or $0.07 per share, compared to net loss of $2.0 million, or $0.12 per share, in Q3 2019 and net loss of $1.9 million, or $0.12 per share, in Q2 2020. The sequential and year-over-year decline in GAAP net loss was primarily due to increase in gross profit attributable to increase in revenue.

($ in 000, except per share)	Three months ended September 30,			Nine months ended September 30,
	2020	2019	Change	2020	2019	Change
GAAP
Revenue	$8,412	$5,992	40%	$20,503	$18,717	10%
Gross profit	3,520	2,537	39%	8,976	8,180	10%
Operating expenses	4,680	4,635	1%	13,726	14,773	-7%
Operating loss	(1,160)	(2,098)	-45%	(4,750)	(6,593)	-28%
Net loss	(1,260)	(1,976)	-36%	(5,044)	(6,423)	-21%
Diluted loss per share	(0.07)	(0.12)	-38%	(0.30)	(0.39)	-22%
Non-GAAP
Non-GAAP gross profit	$3,520	$2,539	39%	$8,978	$8,186	10%
Non-GAAP operating expenses	4,232	4,235	0%	12,453	13,548	-8%
Non-GAAP operating loss	(712)	(1,696)	-58%	(3,475)	(5,362)	-35%
Non-GAAP net loss	(812)	(1,574)	-48%	(3,769)	(5,192)	-27%
Non-GAAP Adjusted EBITDA	(589)	(1,437)	59%	(3,197)	(4,752)	33%
Non-GAAP loss per share (diluted)	(0.05)	(0.09)	-44%	(0.22)	(0.31)	-28%

Balance Sheet Highlights

At September 30, 2020, cash, cash equivalents and investments were $8.6 million, as compared with the same amount at December 31, 2019. The Company carries a debt of $5.0 million on account of senior convertible notes issued in December 2019 and a Paycheck Protection Program (PPP) loan in April 2020. The Company intends to use the entire PPP loan amount for qualifying expenses and to apply for forgiveness of the PPP loan.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2019 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$5,583	$4,064
Marketable securities	1,622	3,026
Receivables, net of allowance for doubtful accounts of $506 and $424, respectively	6,705	5,468
Inventories, net	7,838	11,441
Prepaid expenses and other assets	2,183	1,184
Total current assets	23,931	25,183
Long-term marketable securities	1,391	1,517
Long-term inventories, net	6,283	6,284
Property and equipment, net	995	1,044
Operating lease - right of use assets, net	2,082	2,459
Intangibles, net	18,494	14,009
Other assets	4,596	4,614
Total assets	$57,772	$55,110
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,355	$2,871
Accrued liabilities	3,405	3,205
Deferred product revenue	159	173
Short term debt	395	—
Total current liabilities	8,314	6,249
Senior convertible notes	3,474	2,222
Operating lease liability, net of current	1,623	2,021
Other long-term liabilities	111	140
Total liabilities	13,522	10,632

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 18,771,257 and 16,650,725 shares issued and outstanding	19	17
Additional paid-in capital	63,348	58,520
Accumulated other comprehensive loss	(190)	(176)
Accumulated deficit	(18,927)	(13,883)
Total shareholders' equity	44,250	44,478
Total liabilities and shareholders' equity	$57,772	$55,110

CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue	$8,412	$5,992	$20,503	$18,717
Cost of goods sold	4,892	3,455	11,527	10,537
Gross profit	3,520	2,537	8,976	8,180

Operating expenses:
Sales and marketing	1,736	1,907	4,932	6,121
Research and product development	1,501	1,428	4,319	4,322
General and administrative	1,443	1,300	4,475	4,330
Total operating expenses	4,680	4,635	13,726	14,773

Operating loss	(1,160)	(2,098)	(4,750)	(6,593)

Interest expense	(108)	—	(325)	—
Other income, net	19	142	70	235

Loss before income taxes	(1,249)	(1,956)	(5,005)	(6,358)

Provision for income taxes	11	20	39	65

Net loss	$(1,260)	$(1,976)	$(5,044)	$(6,423)

Basic weighted average shares outstanding	17,000,215	16,646,323	16,768,088	16,635,954
Diluted weighted average shares outstanding	17,000,215	16,646,323	16,768,088	16,635,954

Basic loss per share	$(0.07)	$(0.12)	$(0.30)	$(0.39)
Diluted loss per share	$(0.07)	$(0.12)	$(0.30)	$(0.39)

Comprehensive loss:
Net loss	(1,260)	(1,976)	(5,044)	(6,423)
Unrealized gain (loss) on available-for-sale securities, net of tax	4	(78)	11	76
Change in foreign currency translation adjustment	17	(50)	(25)	(67)
Comprehensive loss	(1,239)	(2,104)	(5,058)	(6,414)

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
GAAP gross profit	$3,520	$2,537	$8,976	$8,180
Stock-based compensation	—	2	2	6
Non-GAAP gross profit	$3,520	$2,539	$8,978	$8,186

GAAP operating loss	$(1,160)	$(2,098)	$(4,750)	$(6,593)
Stock-based compensation	2	48	55	177
Amortization of intangibles	446	354	1,220	1,054
Non-GAAP operating loss	$(712)	$(1,696)	$(3,475)	$(5,362)

GAAP net loss	$(1,260)	$(1,976)	$(5,044)	$(6,423)
Stock-based compensation	2	48	55	177
Amortization of intangibles	446	354	1,220	1,054
Non-GAAP net loss	$(812)	$(1,574)	$(3,769)	$(5,192)

GAAP net loss	$(1,260)	$(1,976)	$(5,044)	$(6,423)
Number of shares used in computing GAAP loss per share (diluted)	17,000,215	16,646,323	16,768,088	16,635,954
GAAP loss per share (diluted)	$(0.07)	$(0.12)	$(0.30)	$(0.39)
Non-GAAP net loss	$(812)	$(1,574)	$(3,769)	$(5,192)
Number of shares used in computing Non-GAAP loss per share (diluted)	17,000,215	16,646,323	16,768,088	16,635,954
Non-GAAP loss per share (diluted)	$(0.05)	$(0.09)	$(0.22)	$(0.31)

GAAP net loss	$(1,260)	$(1,976)	$(5,044)	$(6,423)
Stock-based compensation	2	48	55	177
Depreciation	104	117	208	375
Amortization of intangibles	446	354	1,220	1,054
Interest expense	108	—	325	—
Provision for (benefit from) income taxes	11	20	39	65
Non-GAAP Adjusted EBITDA	$(589)	$(1,437)	$(3,197)	$(4,752)